UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2013

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 West Square Lake Rd., Bloomfield Hills, Michigan  48302

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code

(248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On the matter of Convertible Debenture offer

On January 5, 2013, the Company received an offer from a company controlled by Christopher Maggiore, a significant shareholder, to invest up to $1,000,000 in convertible debentures of the Company.  The Company is reviewing the terms.  The transaction, if entered into, is expected to be closed in phases throughout January, 2013.

On the matter of MenaCare LLC

On January 2, 2013 the Board of Directors authorized the CEO to sign an engagement letter with MenaCare LLC, a Nevada limited liability company, based in Illinois.  MenaCare offers biomedical consulting and business management expertise in the Middle East and North Africa regions, and will provide advisory and representative services on behalf of the Company to finance and manage  clinical studies, regulatory compliance and product certification, and, to establish a presence for the Company in those regions.

On the matter of Zivo Biologic trademark and logo

On January 2, 2013 and January 3, 2013, the Board of Directors agreed to grant exclusive rights to the Company’s Zivo Biologic logo, trademark and web domain to a new business entity to be organized to fund a specific HEPI license, namely natural products in any form for the large production animal market in all its applications, specifically excepting synthetic molecule development for pharmaceutical use in any form for any application. The Company will be reimbursed its direct costs for logo development and trademark costs if and when the new business entity is formed and funded.

On the matter of Natural Product licensing

On January 2, 2013 and January 3, 2013, the Board of Directors authorized the CEO to develop a licensing arrangement with a yet-to-be formed business entity (tentatively Zivo Biologic) that protects the interests of the Company and its shareholders, yet offers potential investors in such an entity (Zivo Biologic) an attractive opportunity to fund an operating company that will expeditiously commence high-volume production and provide the Company with a long-term royalty stream. Further, the CEO and current board member Mr. Brian Young will represent that new business entity to potential investors. A new management team will also be identified for the new entity. If and when funding is realized, the CEO will withdraw from any active participation in the new entity and negotiate the license as an arms-length-transaction, with board approval and shareholder notice.

On the matter of current facilities

On January 3, 2013, the Board of Directors authorized the CEO to enter into contract with potential R&D partners to house and maintain the Company’s current culturing process. As disclosed in the Company’s 3rd Quarter Form 10-Q filed on November 14, 2012, the lease for the Company’s 15610 North 83rd Way, Scottsdale, Arizona facility was terminated on terms beneficial to the Company.  Further, the Company sent notice to its landlord on June 2, 2012 that it would terminate its lease at 7740 Evans Road, Scottsdale, Arizona, on March 31, 2013. These actions provide Company management greater flexibility in managing both product development and operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date: January 7, 2013	By:	/s/ Philip M. Rice, II
Philip M. Rice, II, Chief Financial Officer

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